UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2007

HAIGHTS CROSS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-109381	13-4087398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 New King Street, Suite 102 White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.
SIGNATURES

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.
     On March 20, 2007, management of Haights Cross Communications, Inc. (the “Company”), in finalizing the audit of the Company’s financial statements for the year ended December 31, 2006 and in consultation with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, determined that a restatement of the Company’s financial statements at and for the years ended December 31, 2003, 2004 and 2005 and for all quarterly periods during 2005 and the first through third quarters of 2006 is required. The Company will be including the effects of these restatements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
Deferred Income Tax Restatement
     The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). In general, under SFAS No. 109, deferred tax assets and liabilities are recorded to reflect the future tax consequences attributable to the effects of differences between the carrying amounts of assets and liabilities for financial reporting and for income tax purposes.
     In consultation with EY, the Company determined that it should increase the valuation allowance on deferred income tax assets from amounts that had previously been provided. Historically, the Company has recorded deferred income tax liabilities and the related deferred income tax expense based on netting deferred taxes liabilities resulting from goodwill deductions on certain reporting units against deferred tax assets resulting from goodwill impairments on other reporting unit prior to determining the required valuation allowance. Because of the uncertainty of the realization of the deferred tax assets related to goodwill, the Company has determined that the valuation allowance should be increased for these items. Accordingly, the Company has determined that a restatement of the deferred income tax expense and related deferred income tax liability at and for the years ended December 31, 2004 and 2005 and the 2006 quarterly periods is required.
     Deferred income tax expense and the related deferred tax liability are non-cash items for the Company and are excluded when the Company is evaluating compliance with the debt covenants applicable to its existing financing arrangements. The entries associated with this restatement will increase the Company’s overall income tax expense and liability in some years and lower them in other years. The restatement will have no effect on cash tax expense or actual cash income taxes due. The Company’s Net Operating Loss (NOL) carryforward at December 31, 2006 of approximately $110 million and the ability to offset future current income tax liabilities against this NOL is also unaffected by this restatement.
Series A Preferred Stock Warrants
     We will also be restating our financial statements for the year ended December 31, 2005 and the quarter ended September 30, 2005 to reflect warrants to purchase our Series A preferred stock as liabilities in accordance with Financial Accounting Standards Board Staff Position 150-5, “Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable” (“FSP No. 150-5”), which became effective for reporting periods beginning after June 30, 2005. FSP No. 150-5 was issued to address whether freestanding warrants and other similar instruments on shares that are redeemable (either puttable or mandatorily redeemable)

would be subject to the requirements of FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” regardless of the timing of the redemption feature or the redemption price.
     In consultation with EY, the Company became aware that FSP No. 150-5 should have been applied to the warrants that are exercisable for shares of the Company’s Series A Preferred Stock (the “Series A Warrants”). The Company had previously recorded the Series A Warrants at $2.2 million and classified them with the underlying Series A Preferred Stock in the mezzanine section of the Company’s balance sheet.
     According to FSP No. 150-5, the Series A Warrants should be classified as a liability and recorded at fair value, because the Series A Warrants embody obligations on the Company to issue securities that have a redemption right. A valuation analysis prepared by the Company concluded the Series A Warrants had no value as of the adoption date. Accordingly, the Company’s financial statements at and for the year ended December 31, 2005, will show a $2.2 million reduction in the Company’s Series A Preferred Stock and a $2.2 million cumulative income effect which will reduce the previously reported net loss. This restatement will have no impact on the Company’s EBITDA or compliance with debt covenants applicable to the Company.
     Of note, while FSP No. 150-5 requires the classification of the Series A Warrants as a liability, the security underlying these warrants, namely the Company’s Series A Preferred Stock should remain classified in the mezzanine section of the Company’s balance sheet as an equity security.
     The Company has discussed the matters disclosed in this Current Report on Form 8-K with EY.
     Safe Harbor Statement: This Current Report on Form 8-K contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors; and other factors identified by us in documents filed by us with the Securities and Exchange Commission including those set forth in our Form 10-K for the year ended December 31, 2005, under the caption “Risk Factors.” In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this Current Report on Form 8-K will in fact occur. You should read this Current Report on Form 8-K completely and with the understanding that our actual results may be materially different from what we expect. We do not assume any obligation, and do not intend, to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 26, 2007

HAIGHTS CROSS COMMUNICATIONS, INC.
By:	/s/ Paul J. Crecca
Paul J. Crecca
Executive Vice President and Chief Financial Officer